Exhibit 3.3

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 CRYOLIFE, INC.


TO:      Department of State
         Tallahassee, Florida  32304

     Pursuant to the provisions of Section 607.10025 of the Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     1. The name of the corporation is CRYOLIFE, INC.

     2. The following amendments of the Articles of Incorporation were adopted by the directors of the corporation on the 20th day of November, 2000, in the manner prescribed by the Florida General Corporation Act, Section 607.10025.

     Paragraph a(1) of Article V of the Articles of Incorporation is hereby deleted in its entirety and the following is substituted therefor:

                                    ARTICLE V
                                  Capital Stock

     (A) (1) The number of shares of capital stock authorized to be issued by this corporation shall be Seventy-Five Million (75,000,000) shares of common stock, each with a par value of One Cent ($.01) and Five Million (5,000,000) shares of preferred stock, each with a par value of One Cent ($.01). The shares of preferred stock may be divided into and issued in series.

     3. The amendment of the Articles of Incorporation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of stock and does not result in the percentage of authorized shares that remain unissued after the division exceeding the percentage of authorized shares that were unissued before the division. There is no reduction in the par value of the Common Stock by reason of the Stock Distribution.

     4. The total number of shares of Common Stock of the corporation that have been issued or are outstanding are 13,381,053. On December 20, 2000, the Board of Directors adopted a Resolution approving a three for two stock split by way of a stock dividend of CryoLife, Inc.'s Common Stock $.01 par value ("Common Stock") including shares of Common Stock held in Treasury to be accomplished by the issuance on December 27, 2000 of one additional share of authorized but unissued Common Stock for every two shares of Common Stock issued and outstanding on December 8, 2000. After the stock dividend, there will be 20,071,579 shares of Common Stock issued and outstanding.

     5. The effective date of the division is December 27, 2000.

     6. This amendment of the Articles of Incorporation is made in connection with the division of Common Stock and is permitted by Section 607.10025 without shareholder approval.

     IN WITNESS WHEREOF, the foregoing Articles of Amendment are executed by the President, STEVEN G. ANDERSON and attested by RONALD D. MCCALL, as Secretary of CryoLife, on the 7th day of December, 2000.

WITNESSES:

     /s/  Felicia E. Trott               /s/ Steven G. Anderson
- ---------------------------------        ---------------------------------------
                                         Steven G. Anderson
                                         President and CEO
     /s/  Janie Brewer                   CryoLife, Inc.
- ---------------------------------


     /s/  Felicia E. Trott               /s/ Ronald D. McCall
- ---------------------------------        ---------------------------------------
                                         Ronald D. McCall, Esq.
                                         Secretary
     /s/  Janie Brewer                   CryoLife, Inc.
- ---------------------------------

COUNTY OF COBB
STATE OF GEORGIA

     I HEREBY CERTIFY that before me, the undersigned authority, personally appeared STEVEN G. ANDERSON, as President of CRYOLIFE, INC., to me well known and who acknowledged that he executed the foregoing instrument this 7th day of December, 2000, for the uses and purposes stated.


                                  /s/ Suzanne K. Gabbert
                                 -----------------------------------
                                 Notary Public

                                 My commission expires:


COUNTY OF COBB
STATE OF GEORGIA

         I HEREBY CERTIFY that before me, the undersigned authority, personally appeared RONALD D. MCCALL, as Secretary of CRYOLIFE, INC., to me well known and who acknowledged that he executed the foregoing instrument this 7th day of December, 2000, for the uses and purposes stated.


                                  /s/ Suzanne K. Gabbert
                                 -----------------------------------
                                 Notary Public

                                 My commission expires:




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